UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

  CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	February 9, 2016

BEACON ROOFING SUPPLY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50924	36-4173371
(Commission File Number)	(IRS Employer
Identification No.)

505 Huntmar Park Drive, Suite 300
Herndon, VA	20170
(Address of Principal Executive Offices)	(Zip Code)

(571) 323-3939
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2016, the shareholders of Beacon Roofing Supply, Inc. (the “Company”) approved the Beacon Roofing Supply, Inc. Amended and Restated 2014 Stock Plan (the “Plan”). The Board of Directors of the Company approved the Plan on December 28, 2015, subject to the approval of the shareholders.

The Plan provides for discretionary awards of stock options, stock, stock units and stock appreciation rights (“SARs”) to selected employees and non-employee directors.

The material terms of the Plan are as follows: The Plan is administered by the compensation committee of the Board of Directors (the “Committee”). The number of shares of common stock that may be issued under the Plan is 5,000,000. Stock options and SARs granted under the Plan after December 4, 2015 will reduce the number of available shares by one share for every share subject to the stock option or SAR, and stock awards and stock unit awards granted under the Plan after December 4, 2015 will reduce the number of available shares by 2.25 shares for every one share delivered. Awards granted under the Plan and the Beacon Roofing Supply, Inc. Amended and Restated 2004 Plan (the “2004 Plan”) forfeited after December 4, 2015 will again be available for issuance under the Plan. Shares subject to an award granted under the Plan or the 2004 Plan that after December 4, 2015 are delivered or withheld as payment for the withholding taxes due in connection with the award or as payment for the exercise price of a stock option or SAR will again be available for issuance under the Plan. Shares issuable under the Plan may be authorized but unissued shares or treasury shares. The Committee can grant awards under the Plan until February 9, 2026. The Committee can provide that any award granted under the Plan shall be subject to the attainment of performance goals, including those that qualify the award as “performance-based compensation” as defined in Section 162(m) of the Internal Revenue Code.

A more detailed summary of the terms of the Plan appears on pages 13 to 17 of the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on January 6, 2016.

Item 5.07	Submission of Matters to a Vote of Security Holders

(a)	2016 Annual Meeting of Shareholders

On February 9, 2016, Beacon Roofing Supply, Inc. (the “Company”) held its Annual Meeting of Shareholders

(b)	Voting Results

Proposal No. 1 - Shareholders elected ten directors to hold office until the 2017 Annual Meeting of Shareholders or until their successors are elected and qualified. The final votes with respect to each director nominee were:

	For	Withheld	Broker Non-Votes
Robert R. Buck	51,359,617	2,599,565	1,600,416
Paul M. Isabella	52,712,326	1,246,856	1,600,416
Richard W. Frost	52,554,540	1,404,642	1,600,416
Alan Gershenhorn	53,289,782	669,400	1,600,416
Peter M. Gotsch	52,214,508	1,744,674	1,600,416
Philip W. Knisely	51,553,909	2,405,273	1,600,416
Neil S. Novich	53,033,051	926,131	1,600,416
Stuart A. Randle	52,419,317	1,539,865	1,600,416
Nathan K. Sleeper	51,553,909	2,405,273	1,600,416
Douglas L. Young	53,257,435	701,747	1,600,416

Proposal No. 2 - Shareholders ratified the appointment of Ernst & Young, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2016. The final votes were:

For	54,973,759
Against	319,347
Abstain	266,492
Broker Non-Votes	0

Proposal No. 3 – Shareholders approved the compensation for the Company’s named executive officers on a non-binding, advisory basis as presented in in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on January 6, 2016. The final votes were:

For	53,793,029
Against	43,386
Abstain	122,767
Broker Non-Votes	1,600,416

Proposal No. 4 – Shareholders approved the Company’s Amended and Restated 2014 Stock Plan. The final votes were:

For	49,660,131
Against	4,181,941
Abstain	117,110
Broker Non-Votes	1,600,416

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits are set forth on the attached exhibit index.

Exhibit Index

Exhibit Number	Description

10.1	Beacon Roofing Supply, Inc. Amended and Restated 2014 Stock Plan (incorporated by reference to Appendix A to the Company’s 2016 Proxy Statement for the Annual Meeting held on February 9, 2016).*

* Compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON ROOFING SUPPLY, INC.

Date: February 11, 2016	By:	/s/ JOSEPH M. NOWICKI
JOSEPH M. NOWICKI
Executive Vice President & Chief Financial Officer